Exhibit 10.1

earth property holdings LLC

Subscription agreement

CLASS B UNITS

THE SECURITIES REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR THE MANAGING MEMBER RECEIVES AN OPINION OF COUNSEL TO THE INVESTOR REASONABLY SATISFACTORY TO THE MANAGING MEMBER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

Subject to the terms and conditions hereof, the undersigned (the “Investor”), desiring to become a Class B Member in Earth Property Holdings LLC, a Delaware limited liability company (the “LLC”), and intending to be legally bound hereby, subscribes for and agrees to purchase Class B Units in the LLC (the “Membership Interest”) and to make a capital contribution (the “Capital Contribution”) to the LLC in the amount set forth on the attached signature page to this Subscription Agreement and Investor Questionnaire in consideration for the Membership Interest, such contribution to be made in accordance with the terms and conditions of the operating agreement of the LLC, dated as of the closing of the Capital Contribution (as it may be amended from time to time in accordance with the terms thereof, the “Operating Agreement”), the receipt of a copy of which is hereby acknowledged.

part a: subscription representations

In connection with the Investor’s investment in the LLC, the Investor represents, warrants and agrees with the Managing Member and the LLC as follows:

1. Power and Authority. The Investor has the full right, power and authority to execute and deliver this Subscription Agreement and Investor Questionnaire (the “Subscription Package”) and is acquiring the Membership Interest solely for the Investor’s own account for investment and not with a view to distribution or resale. The execution and delivery by the Investor of the Subscription Package, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder and under the Operating Agreement will not conflict with, or result in any violation of or default under: (a) any provision of any governing instrument applicable to the Investor; or (b) any judgment, decree, statute, rule or regulation applicable to the Investor or its business or properties.

2. Sufficient Experience. The Investor hereby represents and warrants that the Investor has such knowledge, sophistication and experience in business and financial matters that the Investor is capable of evaluating the merits and risks of an investment in the LLC. The Investor has the ability to accept the high risk and lack of liquidity inherent in this type of investing and can afford a complete loss of the investment in the LLC.

3. Operating Agreement, Organics by Gosh Purchase Agreement, Management Agreement. The Investor has received and read the Operating Agreement, the Purchase Agreement for Employee Owned Nursery Enterprises Ltd. (“Organics by Gosh Purchase Agreement”), the Loan and Security Agreement with Source Capital and its affiliated entities, and the Management Agreement with Q2Earth Inc. and fully understands their terms. Without limiting the foregoing, the Investor acknowledges that the Investor is familiar with the terms of the Operating Agreement. Specifically:

(a) The Investor understands that it is not entitled to cancel, terminate or revoke its subscription for the Membership Interest. The Investor understands that there are limited provisions for transferability of a Membership Interest in the LLC and that withdrawal from the LLC is not permitted, except with regard to certain investors where continued participation would be illegal, and the Investor has read the sections of the Operating Agreement which impose such restrictions. The Investor understands that an investment in the LLC is an illiquid investment and that the Investor must be prepared to hold on to its investment in the LLC for an indefinite period of time.

(b) The Investor understands that any taxes, fees or other charges that the LLC or the Managing Member is required to withhold under applicable law with respect to the Investor will be so withheld (and paid to the appropriate governmental authorities) and that the Managing Member may withhold such taxes, fees or other charges from amounts otherwise distributable to the Investor, or debit such amount from the capital account of the Investor and withdraw cash therefrom to fund payment of such taxes, fees or other charges. In addition, the Managing Member may withhold otherwise distributable amounts for, or debit (and withdraw cash to fund payment of), any reasonable expenses (including attorney’s or accountant’s fees and expenses) incurred by the Managing Member in connection with the determination of the applicable withholding obligation. The Investor acknowledges that any debit or cash withdrawal from the Investor’s capital account to pay for such taxes, fees, expenses or other charges shall be deemed a distribution from the Investor’s capital account (which need not result in pro rata distributions to other Members), thereby reducing the balance of the Investor’s unreturned capital account balance, or capital account, as applicable. The Managing Member shall provide prompt notice of any such debits and withdrawals to the Member.

(c) The Investor understands that pending Closing, his/her/its funds will not be held in escrow.

(d) The Investor understands that the proceeds from this offering will be used and provided per the terms of the Organics by Gosh Purchase Agreement, with the balance of such funds to be held in a checking or other account at a federally insured banking institution for closing costs of the Organics by Gosh Purchase Agreement and other operating expenses subsequent to closing. The Investor understands that the Managing Member shall have authority, subject to the approval of a majority of the holders of Class A and B Units in the Company, to change the terms of the Organics by Gosh Purchase Agreement prior to closing to account for closing items and conditions, and utilize the funds raised hereby in its best commercial judgment in order to advance the completion of these and future transactions.

4. Certain Risks. The Investor understands that an investment in the LLC involves substantial risk, including, without limitation, the following:

(a) the LLC has limited operating history;

(b) no federal or state agency has reviewed or approved the Membership Interests, the offering thereof, the Operating Agreement or the Subscription Package, or made any findings or determination as to the fairness of an investment in the LLC;

(c) the LLC is not registered as an investment company under the Investment Company Act and does not intend to be so registered absent changes in laws. Thus, the provisions of the Investment Company Act intended to provide various protections to investors will not be extended to the Investors.

5. Investor’s Advisors. The Investor has been advised to consult with the Investor’s own attorney regarding legal matters concerning the LLC and to consult with an independent tax and financial adviser regarding the tax and financial consequences to the Investor of investing in the LLC.

6. No Solicitation. The Investor acknowledges that it is not subscribing for a Membership Interest (i) as a result of or subsequent to receipt or becoming aware of, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television, radio or the internet, or (ii) as a result of any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing. The Investor has had the opportunity to ask questions of and receive answers from the Managing Member concerning the terms and conditions of the Operating Agreement and proposed activities of the LLC and to obtain any additional information necessary to verify the accuracy of the information provided, and all such questions have been answered and all such information has been received.

7. No Dissemination. The Investor has not reproduced, duplicated or delivered the Subscription Package to any other person, except professional advisers to the Investor or as permitted in writing by the Managing Member and will not do so at any time in the future without the advance written permission of the Managing Member.

8. Private Placement of Unregistered Securities. The Investor understands that the Membership Interests have not been registered under the Securities Act (and that no such registration is contemplated) and are being sold in reliance upon the exemption from the registration requirements under that Securities Act provided in Regulation D promulgated under the Securities Act. The Investor further understands that it is not anticipated that there will be any market for its Membership Interest and the Investor must, therefore, bear the economic risk of this investment for the term of the LLC. The Investor will not sell, hypothecate, pledge or otherwise dispose of the Membership Interest in whole or in part except in compliance with the Operating Agreement and unless the Membership Interest either has been registered under the Securities Act and any applicable state securities law, or is exempt from the registration requirements of the Securities Act and any such state securities law.

9. Trustee, Agent, Representative or Nominee. If the Investor is acting as a Beneficial Owner, such as a trustee, agent, representative or nominee for a subscriber, the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (a) with respect to the Investor and (b) with respect to the Beneficial Owner. The Investor further represents and warrants that it has all requisite power and authority from the Beneficial Owner to execute and perform the obligations under the Subscription Package on behalf of the Beneficial Owner.

10. Indemnification. The Investor understands the meaning of the representations made by the Investor in this Subscription Agreement and Investor Questionnaire and hereby agrees to indemnify and hold harmless the LLC, its Managing Member, other Members of the LLC, and each of their respective officers, directors, shareholders, members, employees, agents, partners and affiliates, and each other person, if any, who controls, is controlled by, or is under common control with, any of the foregoing, within the meaning of Section 15 of the Securities Act (collectively “Affiliates”), and to hold such persons and firms harmless, from and against any and all loss, liability, claim, damage and expense whatsoever (including costs and reasonable attorneys’ fees and all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) which they may incur by reason of, or in connection with (a) any false representation or warranty or misstatement or omission made by or on behalf of the Investor in the Subscription Package or in any other document furnished by the Investor to any of the foregoing in connection with the Investor’s investment in the LLC, (b) any breach or failure by the Investor to comply with any covenant or agreement made by the Investor in the Subscription Package or in any other document furnished by the Investor to any of the foregoing in connection with the Investor’s investment in the LLC, (c) the assertion of the Investor’s lack of proper authorization from the Beneficial Owner to enter into the Subscription Package or perform the obligations hereof or (d) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor.

11. Reliance on Representations; Covenant to Update.

(a) The Investor understands and agrees that:

(i) the representations, warranties, agreements, undertakings and acknowledgements made by the Investor (1) will be relied upon by the LLC, the Managing Member in determining the Investor’s suitability as a purchaser of a Membership Interest and the LLC’s compliance with federal and state securities laws, (2) will be deemed to be reaffirmed by the Investor at any time the Investor purchases or otherwise acquires additional Membership Interests of the LLC and such purchase or acquisition will be evidence of such reaffirmation; and (3) shall survive the Investor’s admission as a Member; and

(ii) the LLC may request from the Investor such additional information as it may deem necessary or appropriate to evaluate the eligibility of the Investor to acquire a Membership Interest, and may request from time to time such information as it may deem necessary or appropriate to determine the eligibility of the Investor to hold a Membership Interest or to enable the Managing Member to determine compliance by the LLC and the Managing Member with applicable regulatory requirements (including any laws and regulations pertaining to withholding, or money laundering and similar activities) or the LLC’s tax status, or for any other reasonable purpose and the Investor agrees to provide such information as may reasonably be requested.

(b) The Investor agrees to notify the Managing Member promptly if there is any change with respect to any of the information or representations provided or made, respectively, in the Subscription Package and to provide the Managing Member with such revised or corrected information. In addition, the Investor will promptly provide the Managing Member with any additional information that the Managing Member may reasonably request or require. The Investor agrees that each time the Investor makes a capital contribution to the LLC, the Investor will be deemed to have reaffirmed as of such date each and every representation made by the Investor in the Subscription Package, except to the extent modified in writing by the Investor and consented to by the Managing Member.

12. Governing Law, Severability and Entire Agreement.

(a) Governing Law. The Investor agrees that the construction and interpretation of the Subscription Package shall be governed by the laws of the State of Delaware without regard to such jurisdiction’s principles of conflicts of laws.

(b) Severability. If any provision of the Subscription Package is found or held to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such applicable law. Any provision hereof which may be found or held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any of the other provisions hereof, and to this extent the provisions hereof shall be severable.

(c) Entire Agreement. The Investor agrees that the Subscription Package (together with the Operating Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof; and it supersedes any prior agreement or understandings among them, oral or written with respect to the subject matter hereof, all of which are hereby canceled.

13. Miscellaneous Provisions.

(a) The Investor understands that the Subscription Package is not binding on the LLC unless and until it is accepted by the Managing Member. The Investor understands and agrees that the Managing Member reserves the right to reject this subscription for Membership Interests for any reason or no reason, in whole or in part, and at any time prior to acceptance thereof notwithstanding any prior receipt by the Investor of any oral or written notice of intent to accept the Investor’s subscription. In the event of rejection of this subscription, any payment previously made by the Investor in respect of its investment in the LLC, together with any interest actually earned thereon, if any, will be promptly returned to the Investor whereupon this Subscription Agreement and Investor Questionnaire shall have no force or effect.

(b) The Investor shall become a party to the Operating Agreement when the Investor’s Subscription Agreement and Investor Questionnaire is accepted by the Managing Member, either in whole or in part, when the books and records of the LLC are amended to reflect the Investor’s admission and when required filings (if any) are made with appropriate authorities.

(c) This Subscription Agreement and Investor Questionnaire and the representations and warranties contained herein shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. If the Investor is more than one person, the obligations of the Investor shall be joint and several, and the representations, warranties, covenants, agreements and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its successors and permitted assigns.

(d) All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

(e) The Investor agrees that this Subscription Agreement and Investor Questionnaire may be executed in any number of counterparts, including by facsimile or portable document format, each of which shall be an original and all of which when taken together shall constitute one and the same instrument.

(f) The Investor agrees that the Investor may not assign any of its rights or obligations under this Subscription Agreement and Investor Questionnaire without the prior written consent of the Managing Member.

(g) The Investor agrees that the failure of the LLC to exercise any of its rights or remedies under this Subscription Agreement and Investor Questionnaire, the Operating Agreement or any other agreement between the LLC and the Investor, or otherwise, or delay by the LLC in exercising any such right or remedy, shall not operate as a waiver thereof.

(h) Neither this Subscription Agreement and Investor Questionnaire nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

SIGNATURE PAGE TO Subscription Agreement

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement and Certification as to Accredited Investor Status on the date set forth below.

THE INVESTOR ACKNOWLEDGES HAVING READ THE OPERATING AGREEMENT AND THIS SUBSCRIPTION AGREEMENT AND INVESTOR QUESTIONNAIRE AND THE ENTIRE SUBSCRIPTION PACKAGE IN THEIR ENTIRETY BEFORE SIGNING AND CONFIRMS THAT THE INVESTOR IS FAMILIAR WITH THE TERMS OF SUCH DOCUMENTS. The Investor understands that the rights preferences, privileges and obligations of the Membership Interests are set forth in the Operating Agreement. By executing this Subscription Agreement and Investor Questionnaire, the Investor is agreeing to be bound by the terms and conditions set forth in the Operating Agreement, and this Subscription Agreement and Investor Questionnaire.

The representations and warranties set forth in this Subscription Agreement and Investor Questionnaire, including the information set forth on this signature page, are true and accurate as of the date hereof and shall be true and accurate as of the date the Investor becomes a Class B Member in the LLC, and shall survive such date indefinitely. If, in any respect, such representations and warranties shall not be true and accurate prior to the date the Investor becomes a Class B Member in the LLC, the Investor shall give immediate notice of such fact to the Managing Member, specifying which representations and warranties are not true and accurate and the reasons therefore.

Date: January 18, 2019

SIGNATURE:

Q2Earth Inc.
Print Name of Investor/Entity

By:	/s/ Christopher Nelson
Authorized Signature

Christopher Nelson, President and General Counsel
Print Name and Title (if signing for entity)

Amount Invested:	$21,588.00

Membership Interests:	53,970 Class B Units